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                                                                    EXHIBIT 21.1


                           COHESION TECHNOLOGIES, INC.

                   Subsidiaries of Cohesion Technologies, Inc.

The Registrant owns the following percentages of the outstanding voting securities of the following corporations, which are included in the Registrant's consolidated financial statements.

                             Percent Ownership of
                              Outstanding Voting
                               Securities @                      Jurisdiction of
Name                          September 15, 1999                  Incorporation
----                         --------------------                ---------------
NeuColl, Inc.                        100%                            Delaware